Exhibit 99.1

Trupanion Reports Second Quarter 2024 Results
SEATTLE, WA. August 8, 2024 -- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, today announced financial results for the second quarter ended June 30, 2024.

“Q2 was a strong quarter, benefitting from consistent revenue growth and margin expansion,” said Margi Tooth, President and Chief Executive Officer of Trupanion. “We were able to once again deliver consistent subscription revenue growth while generating free cash flow of $24 million over the past 12 months. Discretionary profit from our core subscription business increased 63% in the quarter, and we look forward to gradually deploying more capital at high estimated internal rates of return, while restoring our target margins and operating within our free cash flow guardrail.”

Second Quarter 2024 Financial and Business Highlights
•Total revenue was $314.8 million, an increase of 16% compared to the second quarter of 2023.
•Total enrolled pets (including pets from our other business segment) was 1,699,643 at June 30, 2024, an increase of 1% over June 30, 2023.
•Subscription business revenue was $208.6 million, an increase of 20% compared to the second quarter of 2023.
•Subscription enrolled pets was 1,020,934 at June 30, 2024, an increase of 8% over June 30, 2023.
•Net loss was $(5.9) million, or $(0.14) per basic and diluted share, compared to net loss of $(13.7) million, or $(0.33) per basic and diluted share, in the second quarter of 2023.
•Adjusted EBITDA was $7.4 million, compared to adjusted EBITDA of $(3.2) million in the second quarter of 2023.
•Operating cash flow was $6.9 million and free cash flow was $4.0 million in the second quarter of 2024. This compared to operating cash flow of $(3.4) million and free cash flow of $(8.1) million in the second quarter of 2023.

First Half 2024 Financial and Business Highlights
•Total revenue was $620.9 million, an increase of 18% compared to the first half of 2023.
•Subscription business revenue was $409.8 million, an increase of 21% compared to the first half of 2023.
•Net loss was $(12.7) million, or $(0.30) per basic and diluted share, compared to net loss of $(38.5) million, or $(0.93) per basic and diluted share, in the first half of 2023.
•Adjusted EBITDA was $12.2 million, compared to adjusted EBITDA of $(8.1) million in the first half of 2023.
•Operating cash flow was $9.3 million and free cash flow was $3.3 million in the first half of 2024. This compared to operating cash flow of $(10.3) million and free cash flow of $(20.2) million in the first half of 2023.
•At June 30, 2024, the Company held $277.2 million in cash and short-term investments, including $33.2 million held outside the insurance entities, with an additional $15 million available under its credit facility.
•The Company maintained $263.0 million of capital surplus at its insurance subsidiaries. This was $130.3 million more than the estimated risk-based capital requirement of $132.7 million.

Conference Call
Trupanion’s management will host a conference call today to review its second quarter 2024 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-300-8521 (United States) or 1-412-317-6026 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10189970.

About Trupanion
Trupanion is the leading provider of medical insurance for over 1,000,000 cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Accelerant Insurance Company of Canada. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)
Revenue:
Subscription business	$208,618	$173,253	$409,752	$338,463
Other business	106,182	97,313	211,169	188,432
Total revenue	314,800	270,566	620,921	526,895
Cost of revenue:
Subscription business(1)	175,740	151,520	347,871	297,611
Other business	98,791	89,673	196,554	173,565
Total cost of revenue(2)	274,531	241,193	544,425	471,176
Operating expenses:
Technology and development(1)	8,190	5,232	15,150	10,132
General and administrative(1)	15,253	13,136	29,926	34,153
New pet acquisition expense(1)	17,874	20,769	34,717	42,411
Depreciation and amortization	4,376	3,253	8,161	6,455
Total operating expenses	45,693	42,390	87,954	93,151
Loss from investment in joint venture	(47)	(73)	(150)	(144)
Operating loss	(5,471)	(13,090)	(11,608)	(37,576)
Interest expense	3,655	2,940	7,251	5,327
Other income, net	(3,220)	(2,078)	(6,063)	(3,980)
Loss before income taxes	(5,906)	(13,952)	(12,796)	(38,923)
Income tax benefit	(44)	(238)	(82)	(429)
Net loss	$(5,862)	$(13,714)	$(12,714)	$(38,494)

Net loss per share:
Basic and diluted	$(0.14)	$(0.33)	$(0.30)	$(0.93)
Weighted average shares of common stock outstanding:
Basic and diluted	42,078,271	41,383,411	41,997,683	41,246,411

(1)Includes stock-based compensation expense as follows:	Three Months Ended June 30,		Six Months Ended June 30,

	2024	2023	2024	2023
Cost of revenue	$1,395	$1,307	$2,785	$2,625
Technology and development	1,261	627	2,515	1,335
General and administrative	3,861	2,948	7,310	11,167
New pet acquisition expense	2,129	1,755	4,188	3,841
Total stock-based compensation expense	$8,646	$6,637	$16,798	$18,968

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Veterinary invoice expense	$231,102	$206,738	$464,671	$400,875
Other cost of revenue	43,429	34,455	79,754	70,301
Total cost of revenue	$274,531	$241,193	$544,425	$471,176

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,343	$147,501
Short-term investments	152,870	129,667
Accounts and other receivables, net of allowance for credit loss of $1,019 at June 30, 2024 and $1,085 at December 31, 2023	285,944	267,899
Prepaid expenses and other assets	15,703	17,022
Total current assets	578,860	562,089
Restricted cash	23,250	22,963
Long-term investments	14,119	12,866
Property, equipment and internal-use software, net	104,022	103,650
Intangible assets, net	15,930	18,745
Other long-term assets	16,737	18,922
Goodwill	43,028	43,713
Total assets	$795,946	$782,948
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,630	$10,505
Accrued liabilities and other current liabilities	34,668	34,052
Reserve for veterinary invoices	60,574	63,238
Deferred revenue	252,583	235,329
Long-term debt - current portion	1,350	1,350
Total current liabilities	355,805	344,474
Long-term debt	127,559	127,580
Deferred tax liabilities	2,239	2,685
Other liabilities	4,495	4,487
Total liabilities	490,098	479,226
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 43,187,817 and 42,159,631 issued and outstanding at June 30, 2024; 42,887,052 and 41,858,866 shares issued and outstanding at December 31, 2023	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	553,122	536,108
Accumulated other comprehensive loss	(1,771)	403
Accumulated deficit	(228,969)	(216,255)
Treasury stock, at cost: 1,028,186 shares at June 30, 2024 and December 31, 2023	(16,534)	(16,534)
Total stockholders’ equity	305,848	303,722
Total liabilities and stockholders’ equity	$795,946	$782,948

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)
Operating activities
Net loss	$(5,862)	$(13,714)	$(12,714)	$(38,494)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	4,376	3,253	8,161	6,455
Stock-based compensation expense	8,646	6,637	16,798	18,968
Other, net	(116)	(188)	(318)	(585)
Changes in operating assets and liabilities:
Accounts and other receivables	(7,508)	(17,337)	(18,226)	(33,184)
Prepaid expenses and other assets	2,010	552	2,297	(3,213)
Accounts payable, accrued liabilities, and other liabilities	3,404	(1,316)	(1,727)	(6,464)
Reserve for veterinary invoices	(1,650)	7,833	(2,535)	12,439
Deferred revenue	3,555	10,875	17,554	33,811
Net cash provided by (used in) operating activities	6,855	(3,405)	9,290	(10,267)
Investing activities
Purchases of investment securities	(62,056)	(45,136)	(81,249)	(79,931)
Maturities and sales of investment securities	36,673	43,859	55,678	117,652
Purchases of property, equipment, and internal-use software	(2,880)	(4,735)	(5,945)	(9,919)
Other	546	483	1,062	583
Net cash provided by (used in) investing activities	(27,717)	(5,529)	(30,454)	28,385
Financing activities
Proceeds from debt financing, net of financing fees	—	—	—	35,130
Proceeds from exercise of stock options	99	513	471	653
Shares withheld to satisfy tax withholding	(343)	(171)	(588)	(1,024)
Repayments of debt financing	(337)	(435)	(675)	(1,042)
Other	(377)	—	(452)	—
Net cash provided by (used in) financing activities	(958)	(93)	(1,244)	33,717
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(150)	(184)	(463)	76
Net change in cash, cash equivalents, and restricted cash	(21,969)	(9,211)	(22,871)	51,911
Cash, cash equivalents, and restricted cash at beginning of period	169,562	145,759	170,464	84,637
Cash, cash equivalents, and restricted cash at end of period	$147,593	$136,548	$147,593	$136,548

The following tables set forth our key operating metrics.

	Six Months Ended June 30,
	2024	2023
Total Business:
Total pets enrolled (at period end)	1,699,643	1,679,659
Subscription Business:
Total subscription pets enrolled (at period end)	1,020,934	943,958
Monthly average revenue per pet	$70.76	$64.00
Lifetime value of a pet, including fixed expenses	$450	$470
Average pet acquisition cost (PAC)	$219	$241
Average monthly retention	98.34%	98.61%

	Three Months Ended
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Total Business:
Total pets enrolled (at period end)	1,699,643	1,708,017	1,714,473	1,712,177	1,679,659	1,616,865	1,537,573	1,439,605
Subscription Business:
Total subscription pets enrolled (at period end)	1,020,934	1,006,168	991,426	969,322	943,958	906,369	869,862	808,077
Monthly average revenue per pet	$71.72	$69.79	$67.07	$65.82	$64.41	$63.58	$63.11	$63.80
Lifetime value of a pet, including fixed expenses	$450	$428	$419	$428	$470	$541	$641	$673
Average pet acquisition cost (PAC)	$231	$207	$217	$212	$236	$247	$283	$268
Average monthly retention	98.34%	98.41%	98.49%	98.55%	98.61%	98.65%	98.69%	98.71%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$6,855	$(3,405)	$9,290	$(10,267)
Purchases of property, equipment, and internal-use software	(2,880)	(4,735)	(5,945)	(9,919)
Free cash flow	$3,975	$(8,140)	$3,345	$(20,186)

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three months ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Veterinary invoice expense	$231,102	$206,738	$464,671	$400,875
Less:
Stock-based compensation expense(1)	(843)	(856)	(1,705)	(1,695)
Other business cost of paying veterinary invoices(4)	(75,622)	(72,443)	(156,836)	(137,592)
Subscription cost of paying veterinary invoices (non-GAAP)	$154,637	$133,439	$306,130	$261,588
% of subscription revenue	74.1%	77.0%	74.7%	77.3%

Other cost of revenue	$43,429	$34,455	$79,754	$70,301
Less:
Stock-based compensation expense(1)	(523)	(428)	(943)	(876)
Other business variable expenses(4)	(23,091)	(17,230)	(39,589)	(35,973)
Subscription variable expenses (non-GAAP)	$19,815	$16,797	$39,222	$33,452
% of subscription revenue	9.5%	9.7%	9.6%	9.9%

Technology and development expense	$8,190	$5,232	$15,150	$10,132
General and administrative expense	15,253	13,136	29,926	34,153
Less:
Stock-based compensation expense(1)	(4,949)	(3,497)	(9,208)	(12,318)
Non-recurring transaction or restructuring expenses(2)	—	(65)	—	(4,167)
Development expenses(3)	(1,655)	(925)	(2,832)	(1,823)
Fixed expenses (non-GAAP)	$16,839	$13,881	$33,036	$25,977
% of total revenue	5.3%	5.1%	5.3%	4.9%

New pet acquisition expense	$17,874	$20,769	$34,717	$42,411
Less:
Stock-based compensation expense(1)	(2,066)	(1,722)	(3,923)	(3,754)
Other business pet acquisition expense(4)	(10)	(62)	(23)	(113)
Subscription acquisition cost (non-GAAP)	$15,798	$18,985	$30,771	$38,544
% of subscription revenue	7.6%	11.0%	7.5%	11.4%

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.3 million and $1.1 million for the three and six months ended June 30, 2024, respectively.
(2) Consists of business acquisition transaction expenses, severance and legal costs due to certain executive departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.
(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.
(4) Excludes the portion of stock-based compensation expense attributable to the other business segment

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended June 30,		Six Months Ended June 30,

	2024	2023	2024	2023
Subscription revenue	$208,618	$173,253	$409,752	$338,463
Subscription cost of paying veterinary invoices	154,637	133,439	306,130	261,588
Subscription variable expenses	19,815	16,797	39,222	33,452
Subscription fixed expenses*	11,160	8,890	21,800	16,685
Subscription adjusted operating income (non-GAAP)	$23,006	$14,127	$42,600	$26,738

Other business revenue	$106,182	97,313	$211,169	$188,432
Other business cost of paying veterinary invoices	75,622	72,443	156,836	137,592
Other business variable expenses	23,090	17,229	39,588	35,973
Other business fixed expenses*	5,679	4,991	11,236	9,292
Other business adjusted operating income (non-GAAP)	$1,791	$2,650	$3,509	$5,575

Revenue	$314,800	$270,566	$620,921	$526,895
Cost of paying veterinary invoices	230,259	205,882	462,966	399,180
Variable expenses	42,905	34,026	78,810	69,425
Fixed expenses*	16,839	13,881	33,036	25,977
Total business adjusted operating income (non-GAAP)	$24,797	$16,777	$46,109	$32,313

As a percentage of revenue:	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	74.1%	77.0%	74.7%	77.3%
Subscription variable expenses	9.5%	9.7%	9.6%	9.9%
Subscription fixed expenses*	5.3%	5.1%	5.3%	4.9%
Subscription adjusted operating income (non-GAAP)	11.0%	8.2%	10.4%	7.9%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	71.2%	74.4%	74.3%	73.0%
Other business variable expenses	21.7%	17.7%	18.7%	19.1%
Other business fixed expenses*	5.3%	5.1%	5.3%	4.9%
Other business adjusted operating income (non-GAAP)	1.7%	2.7%	1.7%	3.0%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	73.1%	76.1%	74.6%	75.8%
Variable expenses	13.6%	12.6%	12.7%	13.2%
Fixed expenses*	5.3%	5.1%	5.3%	4.9%
Total business adjusted operating income (non-GAAP)	7.9%	6.2%	7.4%	6.1%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating Loss	$(5,471)	$(13,090)	$(11,608)	$(37,576)
Non-GAAP expense adjustments
Acquisition cost	15,808	19,047	30,793	38,657
Stock-based compensation expense(1)	8,381	6,504	15,780	18,643
Development expenses(3)	1,656	925	2,833	1,823
Depreciation and amortization	4,376	3,253	8,161	6,455
Non-recurring transaction or restructuring expenses(2)	—	65	—	4,167
Gain (loss) from investment in joint venture	(47)	(73)	(150)	(144)
Total adjusted operating income (non-GAAP)	$24,797	$16,777	$46,109	$32,313

Subscription Business:
Subscription operating loss	$(3,420)	$(12,818)	$(7,939)	$(31,585)
Non-GAAP expense adjustments
Acquisition cost	15,798	18,985	30,771	38,544
Stock-based compensation expense(1)	6,631	5,246	12,512	14,237
Development expenses(3)	1,097	590	1,871	1,171
Depreciation and amortization	2,900	2,083	5,385	4,147
Non-recurring transaction or restructuring expenses(2)	—	41	—	224
Subscription adjusted operating income (non-GAAP)	$23,006	$14,127	$42,600	$26,738

Other Business:
Other business operating loss	$(2,004)	$(199)	$(3,519)	$(5,847)
Non-GAAP expense adjustments
Acquisition cost	10	62	22	113
Stock-based compensation expense(1)	1,750	1,258	3,268	4,406
Development expenses(3)	559	335	962	652
Depreciation and amortization	1,476	1,170	2,776	2,308
Non-recurring transaction or restructuring expenses(2)	—	24	—	3,943
Other business adjusted operating income (non-GAAP)	$1,790	$2,647	$3,510	$5,575

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.3 million and $1.1 million for the three and six months ended June 30, 2024, respectively.

(2) Consists of business acquisition transaction expenses, severance and legal costs due to certain executive departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

(3) As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net loss (in thousands):

	Six Months Ended June 30,
	2024	2023
Net loss	$(12,714)	$(38,494)
Excluding:
Stock-based compensation expense	15,779	18,643
Depreciation and amortization expense	8,161	6,455
Interest income	(6,180)	(3,780)
Interest expense	7,251	5,327
Income tax benefit	(82)	(429)
Non-recurring transaction or restructuring expenses	—	4,167
Adjusted EBITDA	$12,215	$(8,111)

	Three Months Ended
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net loss	$(5,862)	$(6,852)	$(2.163)	$(4,036)	$(13,714)	$(24,780)	$(9,285)	$(12,914)
Excluding:
Stock-based compensation expense	8,381	7,398	6.636	6,585	6,503	12,140	8,412	8,306
Depreciation and amortization expense	4,376	3,785	3.029	2,990	3,253	3,202	2,897	2,600
Interest income	(3,135)	(3,045)	(2.842)	(2,389)	(2,051)	(1,729)	(1,614)	(1,018)
Interest expense	3,655	3,596	3.697	3,053	2,940	2,387	1,587	1,408
Income tax expense (benefit)	(44)	(38)	130	(43)	(238)	(191)	(15)	496
Non-recurring transaction or restructuring expenses	—	—	—	8	65	4,102	193	179
(Gain) loss from equity method investment	—	—	—	(110)	—	—	—	—
Adjusted EBITDA	$7,371	$4,844	$8.487	$6,058	$(3,242)	$(4,869)	$2,175	$(943)

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com